Exhibit 99.1

Overseas Shipholding Group, Inc. Announces Financing for Newbuild Jones Act Barge

Tampa, FL.—March 30, 2020 - Overseas Shipholding Group, Inc. (NYSE: OSG) announces that it has closed on a $33,150,000 loan led by Wintrust Commercial Finance (WCF), a division of Wintrust Asset Finance Inc. for a term of 5 years. OSG’s subsidiary, OSG 204 LLC, obtained the loan to finance one new 204,000 barrel U.S. Flag oil and chemical ATB barge, which is being built by the Greenbriar Marine shipyard and is set to be delivered in the second quarter of 2020. As part of the financing, WCF and the other syndicate lenders received a collateral assignment of the vessel construction contract, and upon delivery of the barge to OSG 204 LLC, the lenders will hold a perfected first priority security interest and preferred ship mortgage against the vessel. The loan is also guaranteed by OSG.
Dick Trueblood, OSG’s Vice President and Chief Financial Officer stated, “We are more than pleased to have been able to close on this, our latest financing package, which supports our continuing investment in new assets set to join our fleet later this year. Given the volatile conditions prevailing in most financial markets at this time, it is appropriate that we recognize the efforts of WCF and the other lenders participating in delivering on this financing commitment. This transaction is the second financing for OSG arranged by WCF, and we welcome the opportunity to extend and expand this valuable relationship.”
Sam Norton, President and CEO of OSG commented, “Our investment in new barges under construction is an important piece of our continuing commitment to sustaining OSG’s leadership position in the US flag market for marine transportation of crude oil and its refined products. The capital provided by WCF and its partners adds support to this initiative, expanding OSG’s available liquidity and positioning the Company well to continue its progress towards sustained profitability.”

About Overseas Shipholding Group, Inc.
Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 22 vessel U.S. Flag fleet consists of three crude oil tankers doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, ten MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program. OSG also currently owns and operates two Marshall Islands flagged MR tankers which trade internationally. In addition to the currently operating fleet, OSG has on order two Jones Act compliant barges which are scheduled for delivery in 2020.
OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

About Wintrust

Wintrust is a financial holding company with assets of more than $36 billion whose common stock is traded on the NASDAQ Global Select Market. Built on the "HAVE IT ALL" model, Wintrust offers sophisticated technology and resources of a large bank while focusing on providing service-based community banking to each and every customer. Wintrust operates fifteen community bank subsidiaries, with over 180 banking locations located in the greater Chicago and southern Wisconsin market areas. Additionally, Wintrust operates various non-bank business units including business units which provide commercial and life insurance premium financing in the United States, a premium finance company operating in Canada, a company providing short-term accounts receivable financing and value-added out-sourced administrative services to the temporary staffing services industry, a business unit engaging primarily in the origination and purchase of residential mortgages for sale into the secondary market throughout the United States, and companies providing wealth management services and qualified intermediary services for tax-deferred exchanges.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the expected delivery schedule of our two new barges under construction and their expected participation in the Jones Act trade, the continued stability of our niche businesses, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in our Annual Report on Form 10-K and in similar sections of other filings we make with the SEC from time to time. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

For more information, contact:

OSG Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com

WCF Contact:
Kirk Phillips
President and CEO
Wintrust Commercial Finance
kphillips@wintrust.com
469-777-5656